Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Oncology Network, Inc. of our report dated April 27, 2023, except for the effects of the reverse recapitalization as disclosed in Note 2, as to which the date is November 17, 2023, relating to the financial statements, which appears in American Oncology Network, Inc.’s Current Report on Form 8-K dated November 27, 2023.

/s/ PricewaterhouseCoopers LLP

Nashville, Tennessee
November 27, 2023